Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director(s) of Bausch & Lomb Incorporated, a New York corporation, each hereby constitute(s) and appoint(s) RONALD L. ZARRELLA and ROBERT B. STILES, or either one of them, his, or their respective, true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, to do any and all acts and things and to execute any and all instruments which either of said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and with any regulations, rules or requirements of the Securities and Exchange Commission thereunder in connection with any Registration Statements filed under said Acts, covering any offering of securities made, or deemed to be made, in connection with the Bausch & Lomb Incorporated 2003 Long-Term Incentive Plan, as it may from time to time be amended, and any other stock option plan of said Company, or any of them, including the offering of any Bausch & Lomb Incorporated Common Stock or other securities thereunder, and including specifically, but without limitation of the foregoing power and authority, to sign the name(s) of the undersigned to said Registration Statements and to any amendment or amendments thereto filed with said Commission under said Acts in such connection, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of this 20th day of July, 2004.

/s/ Alan M. Bennett ALAN M. BENNETT	/s/ John R. Purcell JOHN R. PURCELL
/s/ Domenico De Sole DOMENICO DE SOLE	/s/ Linda Johnson Rice LINDA JOHNSON RICE
/s/ Paul A. Friedman PAUL A. FRIEDMAN	/s William H. Waltrip WILLIAM H. WALTRIP
/s/ Jonathan S. Linen JONATHAN S. LINEN	/s/ Barry W. Wilson BARRY W. WILSON
/s/ Ruth R. McMullin RUTH R. McMULLIN	/s/ Kenneth L. Wolfe KENNETH L. WOLFE